EXHIBIT 10.5

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of August 6, 2020, by and among Sirius International Insurance Group, Ltd., a Bermuda exempted company limited by shares (the “Company”), Third Point Reinsurance Ltd., a Bermuda exempted company limited by shares (“Parent”), and each of the persons set forth on Annex A hereto (each, a “Shareholder”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, as of the date hereof, each Shareholder is the record and beneficial owner of the number of Parent Shares (together with such additional Parent Shares that become beneficially owned (within the meaning of Rule 13d−3 promulgated under the Exchange Act) in each case set forth opposite such Shareholder’s name on Annex A, whether upon the conversion of convertible securities or otherwise, after the date hereof until the Expiration Date (as defined below), the “Subject Shares”);
WHEREAS, concurrently with the execution of this Agreement, Parent, Yoga Merger Sub Limited, a Bermuda exempted company limited by shares and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, the Parent Board has unanimously (a) approved (x) the business combination transaction provided for in the Merger Agreement in which Merger Sub will, subject to the terms and conditions set forth in the Merger Agreement and in the Statutory Merger Agreement, merge with and into the Company, with the Company surviving such merger (the “Merger”), so that immediately following the Merger, the Company will be a wholly owned Subsidiary of Parent, (y) the Merger Agreement and (z) the Statutory Merger Agreement, (b) determined that the terms of the Merger Agreement, the Statutory Merger Agreement and the Transactions, including the Merger, are in the best interests of and fair to Parent or Merger Sub, as applicable, (c) resolved to recommend the approval by the holders of the Parent Shares of the issuance of the Parent Shares pursuant to the terms and conditions of the Merger Agreement and (d) declared the advisability of the Merger Agreement, the Statutory Merger Agreement and the Transactions; and
WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, the Company has required that each Shareholder enter into this Agreement, and each Shareholder desires to enter into this Agreement to induce the Company to enter into the Merger Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:
1.Voting of Shares.
(a)From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, at every meeting of the shareholders of Parent (whether annual, special or otherwise) however called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Parent proposed by Parent with respect to any of the following, when a meeting is held, the Shareholder shall appear at such meeting (in person or by proxy) or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum and shall vote or cause to be voted the Subject Shares that the Shareholder is entitled to vote, and when a written consent is proposed, respond to each request by Parent for written consent and consent (a) in favor of the approval of the Share Issuance and any other matters necessary or reasonably requested by the Company for the approval of the Share Issuance and (b) against any other action or agreement that would reasonably be expected to (i) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement, (ii) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or (iii) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.
(b)From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, without limiting the obligations of each Shareholder under this Agreement, each Shareholder hereby irrevocably appoints as its proxy and attorney-in-fact the officers of the Company set forth on Annex B hereto, and any individual who shall hereafter succeed to any such officer of the Company, and any other Person designated in writing by the Company (collectively, the “Proxy Holders”), each of them individually, with full power of substitution, to vote the Subject Shares in accordance with Section 1(a); provided that the proxy and the power of attorney granted by each Shareholder shall be effective if, and only if, such Shareholder has not delivered to Parent at least three (3) Business Days prior to the date of an applicable meeting of the shareholders of Parent (or, as applicable, any adjournments or postponements thereof), a duly executed proxy card voting the Shareholder’s Subject Shares in accordance with Section 1(a) and has not revoked such duly executed proxy card. This proxy is coupled with an interest and shall be irrevocable, and each Shareholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Shareholder with respect to the Subject Shares. This proxy and the power of attorney is given by the Shareholder in connection with, and in consideration of, the execution of the Merger Agreement by Parent and to secure the performance of the duties of each Shareholder under this Agreement. The power of attorney granted by each Shareholder herein is a durable power of attorney and shall survive the dissolution or bankruptcy of each Shareholder. The irrevocable proxy granted hereunder shall automatically terminate upon the Expiration Date.
2.Transfer of Shares.
(a)Each Shareholder covenants and agrees that during the period from the date of this Agreement until the Expiration Date, the Shareholder will not, directly or indirectly, (i) transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of or consent to any of the foregoing (“Transfer”), or cause to be Transferred, any of the Subject Shares, (ii) deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Subject Shares or (iv) take any other action or enter into any agreement or undertaking that would reasonably be expected to restrict, limit or interfere with the performance of any Shareholder’s obligations hereunder. The foregoing restrictions on Transfers of Subject Shares shall not prohibit any such Transfers by any Shareholder in connection with the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, each Shareholder may Transfer the Subject Shares by will, for estate planning purposes, or to any of such Shareholder’s controlled Affiliates (such Persons, collectively, the “Permitted Transferee”), in each case, provided that (A) the Subject Shares shall continue to be bound by this Agreement following such Transfer and (B) each Permitted Transferee that is not a party hereto agrees in writing to be bound by the terms and conditions of this Agreement.
(b)At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, each Shareholder hereby authorizes Parent or its counsel to notify Parent’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and Transfer of the Subject Shares). Parent shall not register, or permit Parent’s transfer agent to register, a Transfer of any of the Subject Shares in violation of this Agreement. Parent shall immediately withdraw and terminate any such stop transfer order and notice following the Expiration Date.
3.Acquisition Proposals. Each Shareholder shall not and shall direct its Representatives not to, directly or indirectly, (a) solicit, initiate, induce or knowingly facilitate the making of any proposal that constitutes, or would reasonably be likely to lead to, a Parent Alternative Proposal, (b) engage in or otherwise participate in any discussions or negotiations with any other Person regarding, or furnish to any other Person any material non-public information for the purpose of facilitating, a Parent Alternative Proposal or (c) approve or recommend, make any public statement approving or recommending, or enter into any agreement relating to, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Parent Alternative Proposal, and the Shareholder shall not, alone or together with any other Person, make a Parent Alternative Proposal (the actions described in clause (a), (b) and (c), collectively, the “Restricted Activities”). Notwithstanding the foregoing, to the extent that Parent or the Parent Board is permitted to engage in any Restricted Activities pursuant to Section 5.03 of the Merger Agreement, a Shareholder may participate in such Restricted Activities; provided that such action by a Shareholder would be permitted to be taken by Parent or the Parent Board pursuant to Section 5.03 of the Merger Agreement.
4.Fiduciary Duties. This Agreement is being entered into by each Shareholder solely as a record and/or beneficial owner of the Subject Shares. Nothing in this Agreement shall restrict or limit the ability of any Shareholder or any of its Affiliates who is a director, officer or employee of Parent to take any action in his or her capacity as a director, officer or employee of Parent, including the exercise of fiduciary duties to Parent or its shareholders.
5.No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Shareholder. Except as otherwise provided herein, the Company shall have no authority to direct any Shareholder in the voting or disposition of any of the Subject Shares.
6.Regulatory Covenants. Each Shareholder agrees to reasonably assist and cooperate with Parent, Merger Sub and the Company to obtain all necessary, proper or advisable actions or nonactions, consents, approvals, authorizations, waivers and qualifications from any Governmental Authority whose consent is required in connection with the proposed amendment of the Investment Management Agreement between Third Point LLC and Third Point Enhanced LP, dated July 31, 2018, and as amended and restated on February 28, 2019; provided that no Shareholder shall in any event be required to take (or not take) any actions pursuant to this Section 6 if such action or nonaction would adversely affect the Shareholder or its Affiliates.
7.Additional Covenants.
(a)Further Assurances. From time to time and without additional consideration, each Shareholder shall (at its sole cost and expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at its sole cost and expense) take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement and the transactions contemplated by the Merger Agreement.
(b)No Legal Action. Each Shareholder shall not, and shall cause its Representatives not to, bring, commence, institute, maintain, prosecute or voluntarily aid any claim, appeal, or proceeding which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Shareholder (or its performance hereunder) breaches any fiduciary duty of the Parent Board (or any member thereof) or any duty that the Shareholder has (or may be alleged to have) to Parent or to the other holders of the Parent Shares.
(c)Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Parent Shares by reason of any split-up, subdivision, reverse stock split, consolidation, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Parent Shares” and “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
(d)Disclosure. Each Shareholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC, including in the Registration Statement and the Joint Proxy Statement, the Shareholder’s identity, the Shareholder’s ownership of the Subject Shares and the nature of the Shareholder’s obligations under this Agreement.
(e)Public Announcements. Each Shareholder shall not issue any press release or otherwise make any public statement (including scheduling of a press conference or conference call with investors or analysts) with respect to this Agreement or the Merger Agreement or the matters contemplated hereby or thereby and shall not issue any such press release or make any such public statement without the prior consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that a Shareholder may, without the prior consent of Parent, issue such press release or make such public statement (i) as may be required by Law or Order, (ii) that is consistent in all material respects with, and not additive to, a prior press release or public statement approved by the parties hereto or (iii) to enforce its rights and remedies under this Agreement.
8.Representations and Warranties of the Shareholder. Each Shareholder hereby represents and warrant to the Company as follows:
(a)Authority. The Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Shareholder of this Agreement has been duly authorized and approved by the Shareholder. This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception. Other than as provided in the Merger Agreement, the execution, delivery and performance by the Shareholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or the Shareholder’s ability to observe and perform its obligations hereunder.
(b)No Conflicts. The execution, delivery and performance of this Agreement by the Shareholder, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement will not violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of the constitutional documents of the Shareholder or any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Shareholder, or to its property or assets.
(c)The Subject Shares. The Shareholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than any of the foregoing that would not prevent, impede or delay in any material respect the Shareholder’s ability to perform its obligations hereunder or as created by this Agreement. The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares. The Shareholder has the sole right to vote or direct the vote of, or to dispose of or direct the disposition of, the Subject Shares, and none of the Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Subject Shares that would prevent or delay the Shareholder’s ability to perform its obligations hereunder. There are no agreements or arrangements of any kind, contingent or otherwise, obligating the Shareholder to Transfer, or cause to be Transferred, any of the Subject Shares and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.
(d)Litigation. As of the date hereof, there is no Action pending or threatened against the Shareholder that questions the beneficial or record ownership of the Shareholder’s Subject Shares, the validity of this Agreement or any action taken or to be taken by the Shareholder in connection with this Agreement.
(e)Finders Fees. No broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission payable by Parent or any of its Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.
(f)Governmental Approvals. No Shareholder is required to obtain the Consent of, or make any filing, declaration or registration with, any Governmental Authority in connection with the consummation of the transactions contemplated by the Merger Agreement, other than such Consents, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be likely to prevent, impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the Merger Agreement or the ability of the Shareholder to perform its obligations under this Agreement.
9.Representations and Warranties of Parent. Parent represents and warrants to the Shareholder as follows:
(a)Authority. Parent is a Bermuda exempted company, validly existing and in good standing under the Laws of Bermuda and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Parent Board, and no other corporate action on the part of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement. This Agreement has been duly executed and delivered by Parent, and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b)No Conflicts. The execution, delivery and performance of this Agreement by Parent, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement will not violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of the constitutional documents of Parent or any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent, or to its property or assets.
(c)Litigation. As of the date hereof, there is no Action pending or threatened against Parent that questions the validity of the Merger Agreement or any action taken or to be taken by Parent in connection with the Merger Agreement.
10.Representations and Warranties of the Company. The Company represents and warrants to Parent and each Shareholder as follows: The Company is a Bermuda exempted company, validly existing and in good standing under the Laws of Bermuda and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Company Board, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

11.Termination.
(a)This Agreement shall automatically terminate without further action upon the earliest to occur (the “Expiration Date”) of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the written agreement of the Shareholder and the Company to terminate this Agreement.
(b)Upon termination of this Agreement in accordance with Section 11(a), this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any party hereto; provided, that the provisions set forth in this Section 11 and Section 13 through Section 21 shall survive the termination of this Agreement.
12.Specific Enforcement; Effect of Breach Under Merger Agreement.
(a)The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 13(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right to specific enforcement is an integral part of the transactions contemplated by this Agreement and the Merger Agreement and without that right, Parent would not have entered into this Agreement or the Merger Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 12(a) shall not be required to provide any bond or other security in connection with any such order or injunction.
(b)Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that no breach of any representation or warranty contained in this Agreement shall give rise to the failure of any condition to the Merger to be satisfied or the right of any party to terminate the Merger Agreement.
13.Governing Law; Jurisdiction.
(a)This Agreement, and all Actions (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall in all respects be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state without giving effect to any conflicts of law principles of such state that might refer the governance, construction or interpretation of such agreements to the Laws of another jurisdiction.
(b)All Actions arising out of or relating to the interpretation and enforcement of the provisions of this Agreement (except to the extent any such proceeding mandatorily must be brought in Bermuda) shall be heard and determined in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. The parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 13(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 17 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
14.WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO

THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 14.
15.Waivers and Amendment. This Agreement may be changed, modified or amended, and the provisions and terms hereof may be waived, or the time for its performance extended, only by instrument in writing signed by each of the parties hereto, or, in the case of a waiver, by the party entitled to waive compliance with such provision or term. Any change or modification to this Agreement shall be null and void, unless made by written amendment to this Agreement and signed by each of the parties hereto. Any waiver of any provision or term of this Agreement, or any extension in time for performance of such provision or term, shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party entitled to grant such waiver, it is authorized in writing by an authorized Representative of such party. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach.
16.Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of, and be enforceable by and against, the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other party, and any attempted assignment without the prior written consent of the other party shall be void and have no effect. Notwithstanding the foregoing, the Shareholder may assign this Agreement and its obligations hereunder to a Permitted Transferee pursuant to Section 2(a).
17.Notices. All notices, requests, consents, claims, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (a) when personally delivered, (b) when transmitted via e-mail (except if not a Business Day then the next Business Day) to the e-mail address set out below, (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, requests, consents, claims, demands and other communications, in each case to the respective party, will be sent to the applicable address set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 17):
If to the Shareholder, to it at the address in each case set forth beneath such Shareholder’s name on Annex A.
If to Parent, to it at:

Third Point Reinsurance Ltd.
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
Attention: Janice R. Weidenborner
Email:  Janice.Weidenborner@thirdpointre.com
with a copy (which shall not constitute notice) to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Nicholas F. Potter
Email:  nfpotter@debevoise.com
If to the Company, to it at:
Sirius International Insurance Group, Ltd.
14Wesley Street, 5th Floor
Hamilton HM11 Bermuda
Attention: Gene Boxer
E-mail:  Gene.Boxer@siriusgroup.com
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention: Sean M. Keyvan
         Jonathan A. Blackburn
E-mail:   skeyvan@sidley.com
         jblackburn@sidley.com
18.Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

19.Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and this Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.
20.Section Headings. The section headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
21.Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by email or other electronic means intended to preserve the original graphic or pictorial appearance of a document, such delivery by email or other electronic means to be deemed as effective as delivery of a manually executed counterpart of this Agreement.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.

By: /s/ Kernan V. Oberting
Name: Kernan V. Oberting
Title: President & CEO

[Signature Page to Director Voting Agreement]

JOSHUA L. TARGOFF
/s/ Joshua L. Targoff
______________________________________

[Signature Page to Director Voting Agreement]

Joseph L. Dowling III
/s/ Joseph L. Dowling III
______________________________________

[Signature Page to Director Voting Agreement]

Rafe de la Gueronniere
/s/ Rafe de la Gueronniere
______________________________________

[Signature Page to Director Voting Agreement]

Gretchen A. Hayes
/s/ Gretchen A. Hayes
______________________________________

[Signature Page to Director Voting Agreement]

Daniel V. Malloy
/s/ Daniel V. Malloy
______________________________________

[Signature Page to Director Voting Agreement]

Mark Parkin
/s/ Mark Parkin
______________________________________

[Signature Page to Director Voting Agreement]

Sid Sankaran
/s/ Sid Sankaran
______________________________________

[Signature Page to Director Voting Agreement]

Third Point Reinsurance Ltd.

By: /s/ Sid Sankaran
Name: Sid Sankaran
Title: Director

[Signature Page to Director Voting Agreement]

ANNEX A

SHAREHOLDERS

Name and Address	Parent Shares
Joshua L. Targoff c/o Third Point Reinsurance Ltd. Point House 3 Waterloo Lane Pembroke HM 08 Bermuda	209,991
Joseph L. Dowling III c/o Third Point Reinsurance Ltd. Point House 3 Waterloo Lane Pembroke HM 08 Bermuda	23,481
Rafe de la Gueronniere c/o Third Point Reinsurance Ltd. Point House 3 Waterloo Lane Pembroke HM 08 Bermuda	71,755
Gretchen A. Hayes c/o Third Point Reinsurance Ltd. Point House 3 Waterloo Lane Pembroke HM 08 Bermuda	34,625
Daniel V. Malloy c/o Third Point Reinsurance Ltd. Point House 3 Waterloo Lane Pembroke HM 08 Bermuda	825,327
Mark Parkin c/o Third Point Reinsurance Ltd. Point House 3 Waterloo Lane Pembroke HM 08 Bermuda	81,357
Sid Sankaran c/o Third Point Reinsurance Ltd. Point House 3 Waterloo Lane Pembroke HM 08 Bermuda	51,176

EXHIBIT 10.5
Annex B
Proxy Holders

Name	Title
Kernan V. Oberting	President and Chief Executive Officer
Gene Boxer	Executive Vice President & Group General Counsel